Exhibit 10.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION. THE SECURITIES ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE FOR A PERIOD OF 180 DAYS FOLLOWING MARCH 7, 2025 PURSUANT TO A LOCK-UP AGREEMENT EXECUTED BY THE HOLDER OF THIS WARRANT ON THE DATE OF ISSUANCE OF THIS WARRANT.

WARRANT TO PURCHASE SHARES

Company:	Kestra Medical Technologies, Ltd., a limited company organized under the laws of Bermuda (the “Company”)

Number of Shares:	46,744 Common Shares (the “Shares”)

Type/Series of Shares:	Common Shares, par value $1.00 per share, of the Company (the “Common Shares”)

Warrant Price:	$20.65 per Common Share

Issue Date:	March 7, 2025

Expiration Date:	March 7, 2032 (See also Section 5.1(b))

THIS WARRANT TO PURCHASE SHARES (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, Kennedy Lewis Capital Partners Master Fund II LP, a Cayman Islands limited partnership, an affiliate of Kennedy Lewis Management LP, a Delaware limited partnership, with an office located at 80 Broad Street, 22nd Floor, New York, New York, 10004, United States, Attention: [***], email: [***] (together with any successor or permitted assignee or transferee of this Warrant or of any Shares issued upon exercise hereof, “Holder”) is entitled to purchase the Shares at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

Reference is made to that certain Warrant to Purchase Units, issued on March 7, 2022, by West Affum Holdings, L.P., an exempted limited partnership registered in the Cayman Islands (“Holdings”) to Holder (as amended, restated or otherwise modified from time to time, the “Prior Warrant”). The parties hereto, on behalf of themselves and each of their affiliates, hereby acknowledge and agree that this Warrant hereby replaces and supersedes the Prior Warrant in its entirety, the Prior Warrant is hereby terminated in full, and no Person shall have any further rights or obligations pursuant to or in connection with the Prior Warrant without any further action by any Person (this sentence, the “Prior Warrant Termination”).

SECTION 1 EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with (i) a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise as set forth in Section 1.2, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company, for the aggregate Warrant Price for the Shares being purchased and (ii) any documentation required by Computershare Trust Company, National Association or any successor transfer agent of the Company (the “Transfer Agent”).

1.2 Cashless Exercise. In lieu of payment of the Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to surrender in payment of the aggregate Warrant Price for the Shares being purchased Shares equal in value to the aggregate Warrant Price for the Shares being purchased, in which event the Company shall instruct the Transfer Agent to issue to the Holder such number of Shares in book entry form and Holder shall irrevocably surrender for no value the number of Shares subject to the Warrant as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to the Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares subject to the Warrant surrendered to the Company in payment of the aggregate Warrant Price);

A = the Fair Market Value;

B = the Warrant Price; and

Y-X = the number of Shares subject to the Warrant to be irrevocably surrendered for no value by the Holder in exchange for X number of Shares.

1.3 Fair Market Value. For the purpose of this Warrant, “Fair Market Value” shall mean, for any date: (a) if Common Shares are then listed or quoted on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing) (each, a “Trading Market”), the daily volume weighted average price of a Common Share for the trading day preceding such date on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P., or (b) if the Common Shares are not then listed or quoted for trading on a Trading Market, the fair market value of a Common Share as determined by the board of directors (or equivalent governing body) of the Company (the “Board”) in its reasonable good faith judgment using all factors, information and data deemed by it to be pertinent.

1.4 Delivery of Shares and New Warrant. Promptly after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall:

(a) instruct the Transfer Agent to issue the applicable Shares to Holder in book entry form; and

(b) if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person (other than a transaction where the surviving entity has substantially the same shareholders (with substantially the same proportionate shareholdings) as the Company immediately before such transaction), (ii) the Company, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their Common Shares for other securities, cash or property and such offer has been accepted by the holders of 50% or more of the outstanding Common Shares, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, amalgamation or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding Common Shares.

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s equityholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition (or upon the Holder’s written election to the Company, the Company shall cause this Warrant to be exchanged for the consideration that the Holder would have received in such Acquisition if the Holder had chosen to exercise its right to have the Shares issued pursuant to Section 1.2 without actually exercising such right, acquiring such Shares and exchanging such Shares for such consideration in such Acquisition) or (ii) if Holder elects not to exercise the Warrant (or exchange the Warrant for the consideration that the Holder would have received in such Acquisition), this Warrant will expire immediately prior to the consummation of such Acquisition.

(c) The Company shall provide Holder with written notice of the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. Notwithstanding the foregoing, if, immediately prior to the consummation of the Cash/Public Acquisition, the Fair Market Value would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder.

(d) Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

1.7 As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Securities Act of 1933, as amended (the “Act”) and the Exchange Act; (ii) the class and series of units or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market; and (iii) Holder would be able to publicly re-sell, within six (6) months following the closing of such Acquisition, all of the issuer’s units and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.

SECTION 2 ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Share Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding Common Shares (or other shares of the Company’s capital stock into which this Warrant is then exercisable) payable in securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding Common Shares (or other shares of the Company’s capital stock into which this Warrant is then exercisable) by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event other than an Acquisition whereby all of the outstanding Common Shares (or other shares of the Company’s capital stock into which this Warrant is then exercisable) are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (a) the Fair Market Value, less (b) the then-effective Warrant Price.

2.4 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment.

SECTION 3 REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued share capital such number of Shares as will be sufficient to permit the exercise in full of this Warrant.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any distribution upon the outstanding Common Shares (or other shares of the Company’s capital stock into which this Warrant is then exercisable), whether in cash, property, units, or other securities and whether or not a regular cash distribution;

(b) offer for subscription or sale pro rata to the holders of the outstanding units of the Class any additional shares of any class or series of the Company’s shares (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding Common Shares (or other shares of the Company’s capital stock into which this Warrant is then exercisable); or

(d) effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder:

(1) at least five (5) Business Days prior written notice of the date on which a record will be taken for such distribution, or subscription rights (and specifying the date on which the holders of outstanding Common Shares (or other shares of the Company’s capital stock into which this Warrant is then exercisable) will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and

(2) in the case of the matters referred to in (c) and (d) above at least five (5) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding Common Shares (or other shares of the Company’s capital stock into which this Warrant is then exercisable) will be entitled to exchange their units for the securities or other property deliverable upon the occurrence of such event).

Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2 hereof if the Company does not give written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements consistent with other investments of this type.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Units issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting or other rights as a shareholder of the Company until the exercise of this Warrant.

SECTION 5 MISCELLANEOUS.

5.1 Term and Automatic Conversion Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 P.M. Pacific time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, on the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time and if certificated, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form unless the Company has received an opinion of counsel acceptable to the Company stating that such Shares need not bear any such legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE FOR A PERIOD OF 180 DAYS FOLLOWING MARCH 7, 2025 PURSUANT TO A LOCK-UP AGREEMENT A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (or other shares of the Company’s capital stock into which this Warrant is then exercisable) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure. Without in any way limiting the provisions of Section 5.3, the Holder shall not Transfer, or agree or offer to Transfer, all or any part of any interest in this Warrant without the prior written consent of the Company, which consent may be withheld in the Company’s discretion, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of this Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. For purposes of this Warrant, “Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including by operation of law and whether with or without consideration) or the act thereof, but explicitly excluding the exercise of this Warrant issued hereunder in accordance with its terms.

5.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Kennedy Lewis Capital Partners Master Fund II LP

c/o Kennedy Lewis Investment Management

80 Broad Street, 22nd Floor

New York, NY 10004, United States

Attention: [***]

Email: [***]

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

505 Montgomery Street

Suite 2000

San Francisco, CA 94111-6538

Attn: [***]

Email: [***]

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

c/o West Affum Holdings, L.P.

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

Attention: [***]

Email: [***]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 606054

Attention: [***]

Email: [***]

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Warrant and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Holder, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the substantive laws of any jurisdiction other than the State of New York.

5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11 Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, New York are closed.

5.12 United States Dollars. All dollar ($) amounts specified in this Warrant are United States dollar amounts.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Units to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

KESTRA MEDICAL TECHNOLOGIES, LTD.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	President and Chief Executive Officer

“HOLDER”

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND II LP, a Cayman Islands limited partnership

By:	/s/ Anthony Pasqua
Name:	Anthony Pasqua
Title:	Authorized Signatory

[Signature Page to Warrant to Purchase Shares]

Accepted and agreed, solely for purposes of the Prior Warrant Termination, in its capacity as the Partnership (as defined in the Prior Warrant):

“HOLDINGS”

WEST AFFUM HOLDINGS, L.P., a Cayman Islands exempted limited partnership by its general partner WEST AFFUM GP LTD. a Cayman Islands exempted limited company.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	Director

[Signature Page to Warrant to Purchase Shares]

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right purchase ___________ Common Shares, par value $1.00 per share, of Kestra Medical Technologies, Ltd., a limited company organized under the laws of Bermuda (the “Company”), in accordance with the attached Warrant To Purchase Shares, and tenders payment of the aggregate Warrant Price for such Common Shares as follows:

[ ]	Wire transfer of immediately available funds to the Company’s account

[ ]	Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ]	Other [describe]__________________________

2. Please instruct the Transfer Agent to issue such Common Shares in the name(s) specified below.

Name(s): _________________________

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in SECTION 4 of the Warrant to Purchase Shares as of the date hereof.

HOLDER:

By:
Name:
Title:
(Date):

Appendix 1